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                                                               Draft of 5/18/98
                                                               EXHIBIT 2.a(ii)

                             AMENDED AND RESTATED

                               TRUST AGREEMENT

                                 CONSTITUTING

            ESTEE LAUDER AUTOMATIC COMMON EXCHANGE SECURITY TRUST

                          Dated as of June __, 1998


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                                   ARTICLE I

                                  DEFINITIONS

                                  ARTICLE II

                     TRUST DECLARATION; PURPOSES, POWERS
                  AND DUTIES OF THE TRUSTEES; ADMINISTRATION

         SECTION 2.1  Declaration of Trust; Purposes of the
                              Trust....................................................................  6
         SECTION 2.2  General Powers and Duties of the
                              Trustees.................................................................  6
         SECTION 2.3  Portfolio Acquisition............................................................  8
         SECTION 2.4  Portfolio Administration.........................................................  9
         SECTION 2.5  Manner of Sales.................................................................. 12
         SECTION 2.6  Limitations on Trustees' Powers.................................................. 12


                                  ARTICLE III
                             ACCOUNTS AND PAYMENTS

         SECTION 3.1  The Trust Account................................................................ 13
         SECTION 3.2  Payment of Fees and Expenses..................................................... 14
         SECTION 3.3  Distributions to Holders......................................................... 14
         SECTION 3.4  Segregation...................................................................... 14
         SECTION 3.5  Temporary Investments............................................................ 14


                                                ARTICLE IV
                                                REDEMPTION

         SECTION 4.1  Redemption....................................................................... 15


                                  ARTICLE V

                          ISSUANCE OF CERTIFICATES;
                       REGISTRY; TRANSFER OF SECURITIES

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         SECTION 5.1  Form of Certificate.............................................................. 15
         SECTION 5.2  Transfer of Securities; Issuance,
                              Transfer and Interchange of
                              Certificates............................................................. 17
         SECTION 5.3  Replacement of Certificates...................................................... 18

                                  ARTICLE VI
                          ISSUANCE OF THE CONTRACTS

         SECTION 6.1  Execution of the Contracts....................................................... 18

                                 ARTICLE VII
                                   TRUSTEES

         SECTION 7.1  Trustees......................................................................... 18
         SECTION 7.2  Vacancies........................................................................ 19
         SECTION 7.3  Powers........................................................................... 19
         SECTION 7.4  Meetings......................................................................... 20
         SECTION 7.5  Resignation and Removal.......................................................... 20
         SECTION 7.6  Liability........................................................................ 21
         SECTION 7.7  Compensation..................................................................... 21


                                 ARTICLE VIII
                                MISCELLANEOUS

         SECTION 8.1  Meetings of Holders.............................................................. 22
         SECTION 8.2  Books and Records; Reports....................................................... 22
         SECTION 8.3  Termination...................................................................... 24
         SECTION 8.4  Amendment and Waiver............................................................. 25
         SECTION 8.5  Accountants...................................................................... 26
         SECTION 8.6  Nature of Holder's Interest...................................................... 27
         SECTION 8.7  New York Law to Govern........................................................... 27
         SECTION 8.8  Notices.......................................................................... 27
         SECTION 8.9  Severability..................................................................... 28
         SECTION 8.10 Counterparts..................................................................... 28
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                     AMENDED AND RESTATED TRUST AGREEMENT

                  This Amended and Restated Trust Agreement, dated as of June __, 1998 (the "Trust Agreement"), by and between Goldman Sachs & Co., as sponsor (the "Sponsor"), and ________________, ________________ and
________________ as trustees (the "Trustees"), constituting Estee Lauder Automatic Common Exchange Security Trust (the "Trust").

                             W I T N E S S E T H:

                  WHEREAS, the Sponsor and Paul S. Efron, as trustee, have previously entered into a Declaration of Trust dated as of April 21, 1998 (the "Original Agreement"), creating Fifth Automatic Common Exchange Security Trust;

                  WHEREAS, the parties hereto desire to amend and restate the Original Agreement in certain respects; and

                  WHEREAS, the Trust has previously issued to the Sponsor one Security in consideration of the aggregate purchase price therefor of $100.00;

                  NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided herein. Upon the execution and delivery of copies hereof by the parties hereto, the Original Agreement will be automatically amended and restated in its entirety to read as provided herein.

                                   ARTICLE I

                                  DEFINITIONS

                  Whenever used in this Trust Agreement, the following words and phrases shall have the meanings listed below. Any reference to any agreement shall be a reference to such agreement as supplemented or amended from time to time.

                  "Additional Purchase Price" - The Additional Purchase Price as defined in the Contracts.





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                  "Administration Agreement" - The Administration Agreement,
dated as of the date hereof, between the Administrator and the Trustees, and any substitute agreement therefor entered into pursuant to Section 2.2(a) hereof.


                  "Administrator" - __________________ or its successor as permitted under Section 6.1 of the Administration Agreement or appointed pursuant to Section 2.2(a) hereof.

                  "Average Market Price" - Average Market Price as defined in the Contracts.

                  "Business Day" - A day on which the New York Stock Exchange, Inc. is open for trading that is not a day on which banks in The City of New York are authorized or obligated by law to close.

                  "Cash Settlement Alternative" - The Cash Settlement Alternative as defined in certain of the Contracts.

                  "Certificate" - Any certificate evidencing the ownership of Securities substantially in the form of Exhibit A hereto.

                  "Code" - The Internal Revenue Code of 1986, as amended from time to time; each reference herein to any section of the Code or any regulation thereunder shall constitute a reference to any successor provision thereto.

                  "Collateral Agent" - ____________________, or its successor as permitted under the Collateral Agreements.

                  "Collateral Agreements" - The Collateral Agreements between the Collateral Agent and each of the Sellers, securing the Sellers' obligations under the Contracts, substantially in the form of Exhibit B hereto.

                  "Commencement Date" - The day on which the Underwriting Agreement is executed.

                  "Commission" - The United States Securities and Exchange Commission.

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                  "Common Stock" - Class A Common Stock, par value $.01 per
share, of the Company.

                  "Company" - The Estee Lauder Companies Inc., a Delaware corporation.

                  "Contracts" - The forward purchase contracts entered into by the Trustees with one or more existing shareholders of the Company, substantially in the form of Exhibit C hereto.

                  "Custodian" - ____________________, or its successor as

permitted under paragraph 11 of the Custodian Agreement or appointed pursuant to
Section 2.2(a) hereof.

                  "Custodian Agreement" - The Custodian Agreement, dated as of the date hereof, between the Custodian and the Trustees, and any substitute agreement therefor entered into pursuant to Section 2.2(a) hereof.

                  "Depositary" - The Depository Trust Company, or any successor thereto.

                  "Distribution Date" - Each February __, May __, August __ and November __ of each year commencing August __, 1998, to and including June __, 2001 (or September __, 2001 if one or more of the Contracts is extended) or if any such date is not a Business Day, then the first Business Day thereafter.

                  "Excess Purchase Payment" - Excess Purchase Payment as defined under the Contracts.

                  "Event of Default" - An Event of Default as defined in the Contracts.

                  "Exchange" - The delivery of Shares by the Trustees to the Holders, subject to the adjustments and exceptions set forth in the Contracts (or, to the extent one or more Sellers elect the Cash Settlement Alternative under their respective Contracts, the amount in cash specified in

                                     -3-



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such Contracts as payable in respect thereof), in mandatory exchange for the
Securities on the Exchange Date.

                  "Exchange Date" - The Exchange Date as defined in the Contracts; provided that if the Exchange Date under one or more Contracts is extended pursuant to the terms of such Contracts, then the "Exchange Date" shall refer to and include both the Exchange Date under any Contracts that are not so extended, and the Exchange Date as extended pursuant to the terms of the other Contracts, and the provisions of this agreement (including, without limitation, Section 2.4(e) and (f)) shall be applied successively to each such Exchange Date.

                  "Exchange Rate" - The Exchange Rate as defined in the
Contracts.

                  "Firm Purchase Price" - The Firm Purchase Price as defined in the Contracts.

                  "First Time of Delivery" - The First Time of Delivery as defined in the Underwriting Agreement.


                  "Holder" - The registered owner of any Security as recorded on the books of the Paying Agent.

                  "Indemnity Agreement" - The Fund Indemnity Agreement dated as of the date hereof between the Trustees and the Sponsor substantially in the form of Exhibit D hereto.

                  "Investment Company" - Investment Company as defined in
Section 3 of the Investment Company Act.

                  "Investment Company Act" - The Investment Company Act of 1940, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

                  "Managing Trustee" - The Trustee designated the Managing Trustee by resolution of the Trustees.

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                  "Marketable Securities" - Marketable Securities as defined in the Contracts.

                  "Original Agreement" - The meaning specified in the recitals hereof.

                  "Participant" - A Person having a book-entry only system account with the Depositary.

                  "Paying Agent" - ____________________, or its successor as permitted under Section 6.6 of the Paying Agent Agreement or appointed pursuant to Section 2.2(a) hereof.

                  "Paying Agent Agreement" - The Paying Agent Agreement, dated as of the date hereof, between the Paying Agent and the Trustees, and any substitute agreement therefor entered into pursuant to Section 2.2(a) hereof.

                  "Person" - An individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Prospectus" - The prospectus relating to the Trust constituting a part of the Registration Statement, as first filed with the Commission pursuant to Rule 497(b) or (h) under the Securities Act, and as subsequently amended or supplemented by the Trust.

                  "Quarterly Distribution" - $______ per Security paid to each

Holder on each Distribution Date.

                  "Record Date" - Each February __, May __, August __, and November __ of each year commencing August __, 1998.

                  "Registration Statement" - Registration Statement on Form N-2 (Registration No. 333-50597) of the Trust, as amended.

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                  "Reorganization Event" - A Reorganization Event as defined in the Contracts.

                  "Second Time of Delivery" - The Second Time of Delivery as defined in the Underwriting Agreement.

                  "Securities Act" - The Securities Act of 1933, as amended from time to time.

                  "Security" - $____ Trust Automatic Common Exchange Security of the Trust evidencing a Holder's undivided interest in the Trust and right to receive a pro rata distribution upon liquidation of the Trust Estate.

                  "Sellers" - The persons named as Sellers in the Contracts.

                  "Shares" - Shares of Common Stock to be exchanged by the Trustees for the Securities on the Exchange Date.

                  "Temporary Investments" - Direct short-term U.S. government obligations, as specified from time to time by the Trustees or through standing instructions from the Trustees to the Administrator or the Paying Agent.

                  "Transfer Agent and Registrar" - ________________, as Transfer Agent and Registrar for the Common Stock.

                  "Treasury Securities" - The meaning specified in Section 2.3(b) hereof.

                  "Trust Account" - The account created pursuant to Section 3.1 hereof.

                  "Trust Estate" - The Contracts and the U.S. Treasury securities held at any time by the Trust, together with any Temporary Investments held at any time pursuant to Section 3.5 hereof, and any proceeds thereof or therefrom and any other moneys held at any time in the Trust Account.

                  "Underwriters" - The Underwriters named in the Underwriting Agreement.


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                  "Underwriting Agreement" - The Underwriting Agreement as
described in the Prospectus.

                                  ARTICLE II

                     TRUST DECLARATION; PURPOSES, POWERS
                  AND DUTIES OF THE TRUSTEES; ADMINISTRATION

                  SECTION 2.1 Declaration of Trust; Purposes of the Trust. The Sponsor hereby creates the Trust in order that it may acquire the Treasury Securities, enter into the Contracts, issue and sell to the Sponsor and the Underwriters the Securities, receive and redeliver additional U.S. Treasury Securities pursuant to certain of the Contracts, hold the Trust Estate in trust for the use and benefit of all present and future Holders and otherwise carry out the terms and conditions of this Trust Agreement, all for the purpose of achieving the investment objectives set forth in the Prospectus. The Trustees hereby declare that they will accept and hold the Trust Estate in trust for the use and benefit of all present and future Holders. The Sponsor has heretofore deposited with the Trustees the sum of $10 to accept and hold in trust hereunder until the issuance and sale of the Securities to the Underwriters, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

                  SECTION 2.2 General Powers and Duties of the Trustees. In furtherance of the provisions of Section 2.1 hereof, the Sponsor authorizes and directs the Trustees:

                  (a) to enter into and perform (and, in accordance with Section 8.4 hereof, amend), the Contracts, the Collateral Agreements, the Underwriting Agreement, the Indemnity Agreement, the Custodian Agreement, the Administration Agreement and the Paying Agent Agreement and to perform all obligations of the Trustees (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements; and if any of the

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         Custodian Agreement, the Administration Agreement, the Collateral
         Agreements and the Paying Agent Agreement terminates, or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than $100,000,000; and (ii) the Administrator and the Collateral Agent shall each be a reputable financial institution qualified in all respects to carry out its obligations under the Administration Agreement or the Collateral Agreements, as the case may be;

                  (b) to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in Article III hereof;

                  (c) to issue and sell to the Underwriters an aggregate of up to _________ Securities (including those Securities subject to the over-allotment option of the Underwriters provided for in the Underwriting Agreement) pursuant to the Underwriting Agreement and as contemplated by the Prospectus; provided, however, that subsequent to the determination of the public offering price per Security and related underwriting discount for the Securities to be sold to the Underwriters but prior to the sale of the Securities to the Underwriters, the Securities originally issued to the Sponsor shall be split into a greater number of Securities so that immediately following such split the value of each Security held by the Sponsor will equal the aforesaid public offering price;

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                  (d) to select independent public accountants and, subject to the provisions of Section 8.5 hereof, to engage such independent public accountants;

                  (e) to engage legal counsel and, to the extent required by
         Section 2.4 hereof, to engage professional advisors and pay reasonable compensation thereto;

                  (f) to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;


                  (g) to arrange for the bonding of officers and employees of the Trust as required by Section 17(g) of the Investment Company Act and the rules and regulations thereunder;

                  (h) to delegate any and all of its powers and duties hereunder as contemplated by the Custodian Agreement, the Paying Agent Agreement and the Administration Agreement, to the extent permitted by applicable law; and

                  (i) to adopt and amend bylaws, and take any and all such other actions as necessary or advisable to carry out the purposes of the Trust, subject to the provisions hereof and applicable law, including, without limitation, the Investment Company Act.

                  SECTION 2.3 Portfolio Acquisition. In furtherance of the provisions of Section 2.1 hereof, the Sponsor further specifically authorizes and directs the Trustees:

                  (a) to enter into the Contracts with respect to the Shares subject thereto with the Sellers on the Commencement Date for settlement on the date or dates provided thereunder and, subject to satisfaction of the conditions set forth in the Contracts, to pay the Firm Purchase Price and the Additional Purchase Price, if any, thereunder with the proceeds of the sale of the

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         Securities, net of expenses payable in connection with the public offering of the Securities as described in Section 3.2 hereof and net of the purchase price paid for the Treasury Securities as provided in paragraph (b) below; and, subject to the adjustments and exceptions set forth in the Contracts, the Contracts shall entitle the Trust to receive from each of the Sellers on the Exchange Date the Shares subject thereto (or, if one or more Sellers elect the Cash Settlement Alternative under their respective Contracts, the amount in cash specified in such Contracts in respect thereof) so that the Trust may execute the Exchange with the Holders; and

                  (b) to purchase for settlement at the First Time of Delivery, and at the Second Time of Delivery, as appropriate, with the proceeds of the sale of the Securities, net of expenses payable in connection with the public offering of the Securities, U.S. Treasury securities from such brokers or dealers as the Trustees shall designate in writing to the Administrator having the terms set forth on Schedule I hereto ("Treasury Securities").

                  SECTION 2.4 Portfolio Administration. In furtherance of the provisions of Section 2.1 hereof, the Sponsor further specifically authorizes and directs the Trustees:

                  (a) Determination of Dilution, Merger or Acceleration Adjustments. Upon receipt of any notice pursuant to Section 5.4(b) of the Contracts of an event requiring an adjustment to the Exchange Rate, or upon otherwise acquiring knowledge of such an event, to calculate the required adjustment and furnish notice thereof to the Collateral Agent and the Sellers, or to request from the Sellers such further information as may be necessary to calculate or effect the required adjustment;

                  (b)  Selection of Independent Investment Bank.
         Upon receipt of notice of (i) the occurrence of a

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         Reorganization Event in which property other than cash or Marketable
         Securities is to be received in respect of the Common Stock as described in Section 6.2 of the Contracts or (ii) an Excess Purchase Payment in which the Company has paid or will pay consideration other than cash as described in Section 6.1(d) of the Contracts, to select and retain a nationally recognized investment banking firm to determine the market value of such property as provided in the Contracts, and to deliver to the Sellers notice pursuant to Section
         8.1 of the Contracts identifying the firm proposed to be selected and retained, and to consult with the Sellers on such selection and retention as provided in such Section 8.1;

                  (c) Acceleration. In the event (i) an acceleration of a Contract shall occur due to an Event of Default as provided in
         Article VII of the Contracts, or (ii) a Reorganization Event shall occur in respect of which the consideration received by holders of Common Stock does not include Marketable Securities, as contemplated by Section 6.2 of the Contracts, to liquidate a proportionate amount (in the case of clause (i)) or all (in the case of clause (ii)) of the Treasury Securities and distribute the proceeds thereof pro rata to each of the Holders of Securities, together with any shares of Common Stock or other amounts to be distributed to the Holders of Securities, in each case in accordance with the Contracts and the Collateral Agreements;

                  (d) Additional U.S. Treasury Securities. To accept additional U.S. Treasury securities delivered to the Trust in connection with an extension of the Exchange Date at certain of the Sellers' election in accordance with Section 1.3 of their respective Contracts, and to redeliver such U.S. Treasury securities in connection with an acceleration of the Exchange Date at any of such

         Sellers' election in accordance with Section 1.3 of their respective Contracts;

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                  (e) Determination of Exchange Date Amounts. To calculate, on the Exchange Date, the number of Shares (or, if one or more Sellers elect the Cash Settlement Alternative under their respective Contracts, the amount in cash) required to be delivered by each of the Sellers under Section 1.1 of the Contracts or, if a Reorganization Event shall have occurred, the amount of cash required to be delivered by the Sellers, and the number of Marketable Securities permitted to be delivered by the Sellers in lieu of all or a portion of such cash, all as provided in Section 6.2 of the Contracts, and to furnish notice of the amounts so determined to the Collateral Agent and the Sellers; and

                  (f) Distribution of Exchange Consideration. Unless a Reorganization Event shall have occurred (in which event distribution of proceeds shall be governed by Section 8.3 below) or one or more Sellers elect the Cash Settlement Alternative under their respective Contracts (in which event the cash received in respect thereof shall be distributed pro rata to the Holders of Securities promptly after receipt thereof):

                                  (i) Determination of Fractional Shares. To
                  determine, on the Exchange Date: (A) for each Holder of Securities, such Holder's pro rata share of the total number of Shares delivered to the Trustees under the Contracts on the Exchange Date; and (B) the number of fractional Shares allocable to each Holder (including, in the case of the Depositary, fractional shares allocable to beneficial owners of Securities who own through Participants) and in the aggregate;

                                 (ii) Cash for Fractional Shares. To sell, in
                  the principal market therefor, on the Exchange Date, a number of Shares equal to the aggregate number of fractional Shares determined pursuant to clause (i) (B) above, rounded down to the nearest integral number; and to determine the difference between (A) the aggregate proceeds of such sale

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                  (net of any brokerage or related expenses) and (B) the
                  product of the number of Shares so sold and the Average Market Price; and, in accordance with the Indemnity Agreement, to pay such difference, if positive, to Goldman, Sachs & Co., or to request payment of such difference, if negative, from Goldman, Sachs & Co.;

                                (iii) Delivery of Shares. To deliver the
                  remaining Shares to the Transfer Agent and Registrar on the Exchange Date, with instructions that such Shares be re-registered and re-issued as follows: (A) for and in the name of each Holder (other than the Depositary) who holds Securities in definitive form, the Transfer Agent and Registrar shall be instructed to issue definitive certificates representing a number of Shares equal to such Holder's pro rata share of the total delivered to the Trustees under the Contracts, rounded down to the nearest integral number; (B) the Transfer Agent and Registrar shall be instructed to transfer all remaining Shares to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such Shares to each Participant who holds Securities, with each Participant receiving its pro rata share of the total Shares delivered to the Trust on the Exchange Date, reduced by the aggregate fractional shares allocable to such Participant;

                                 (iv) Distribution of Cash in Respect of
                  Fractional Shares. To distribute to each Holder of Securities cash in the amount of: (A) the fraction of a Share, if any, allocable to such Holder as determined pursuant to clause (i) (B) above; times (B) the Average Market Price;

                                  (v) Distribution of Cash Received upon
                  Acceleration of Exchange Date. If the Exchange Date shall have been accelerated pursuant to Section 1.3 of the Contracts, to distribute to

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                  each Holder its pro rata share of any cash
                  received by the Trust from Sellers in connection therewith; and

                                 (vi) Record Date. The distributions described
                  in this paragraph (f) shall be made to Holders of record as of the close of business on the Business Day preceding the Exchange Date.

                  SECTION 2.5 Manner of Sales. Any sale of Trust property permitted under Section 8.3(c) hereof shall be made through such executing brokers or to such dealers as the Trustees, seeking best price and execution for the Trust, shall designate in writing to the Paying Agent, taking into account such factors as price, commission, size of order, difficulty of execution and brokerage skill required.

                  SECTION 2.6 Limitations on Trustees' Powers. The Trustees are not permitted:

                  (a) to purchase or hold any securities or instruments except for the Shares, the Contracts, the Treasury Securities, any additional U.S. Treasury securities delivered to the Trust in connection with an extension of the Exchange Date, the Temporary Investments contemplated by Section 3.5 hereof and, in the event of a Reorganization Event, Marketable Securities;

                  (b)  to dispose of the Contracts prior to the Exchange Date;

                  (c) to issue any securities or instruments except for the Securities, or to issue any Securities other than the Securities sold to the Sponsor and the Securities to be sold pursuant to the Underwriting Agreement and until such Securities have been so purchased and paid for in full;

                  (d)  to make short sales or purchases on margin;

                  (e)  to write put or call options;

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                  (f)  to borrow money;

                  (g)  to underwrite securities;

                  (h) to purchase or sell real estate, commodities or commodities contracts;

                  (i) to purchase restricted securities;

                  (j)  to make loans; or

                  (k) to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that would vary the investment of the Holders within the meaning of

         Treasury Regulation Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a "grantor trust" under the Code.

                                  ARTICLE III

                             ACCOUNTS AND PAYMENTS

                  SECTION 3.1 The Trust Account. The Trustees shall, upon issuance of the Securities, establish with the Paying Agent an account to be called the "Trust Account". All moneys received by the Trustees in respect of the Contracts, the Treasury Securities, any other U.S. Treasury securities delivered to the Trust and any Temporary Investments held pursuant to Section
3.5 hereof, all moneys received from the sale of the Securities to the Sponsor, and any proceeds from the sale to the Underwriters of the Securities after the purchase of the Contracts and the Treasury Securities and the payment of the Trust's expenses described in Section 3.2 hereof shall be credited to the Trust Account.

                  SECTION 3.2 Payment of Fees and Expenses. If so directed by the Sellers, the Administrator is authorized to pay, from the amounts payable to the Sellers pursuant to the

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Contracts, the fees and expenses of the Trust incurred in connection with the offering of the Securities and the costs and expenses incurred in the organization of the Trust.

                  SECTION 3.3 Distributions to Holders. On or shortly after each Distribution Date the Trustees shall distribute to each Holder of record at the close of business on the preceding Record Date, at the post office address of the Holder appearing on the books of the Trust or Paying Agent or by any other means mutually agreed upon by the Holder and the Trustees, an amount equal to such Holder's pro rata share of the Quarterly Distribution computed as of the close of business on such Distribution Date.

                  SECTION 3.4 Segregation. All moneys and other assets deposited or received by the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Trust Agreement, and the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

                  SECTION 3.5 Temporary Investments. To the extent necessary to enable the Paying Agent to make the next succeeding Quarterly Distribution, any moneys deposited with or received by the Trustees in the Trust Account shall be invested as soon as possible by the Paying Agent in Temporary Investments maturing no later than the Business Day preceding the next following Distribution Date. Except as otherwise specifically provided herein or in the Paying Agent Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investments to its maturity and shall apply the proceeds thereof upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected from time to time by the Trustees or pursuant to standing instructions from the Trustees to the Administrator, and the Administrator and/or Paying Agent shall have no liability to the Trust or any

Holder or any other Person with respect to any such Temporary Investment. Any interest or other income received on any moneys in the Trust Account shall, upon receipt thereof, be deposited into the Trust Account. Notwithstanding the foregoing, not more than 5% of the assets of the Trust may be held at any time in the form of cash and Temporary Investments, and the Trustees shall distribute cash, or liquidate Temporary Investments and distribute the proceeds thereof, if, when and to the extent needed to maintain compliance with the foregoing restriction.

                                  ARTICLE IV

                                  REDEMPTION

                  SECTION 4.1 Redemption. The Trustees shall have no right or obligation to redeem Securities.

                                   ARTICLE V

          ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF SECURITIES

                  SECTION 5.1 Form of Certificate. Each Certificate evidencing Securities shall be countersigned manually or in facsimile by the Managing Trustee and executed manually by the Paying Agent in substantially the form of Exhibit A hereto with the blanks appropriately filled in, shall be dated the date of execution and delivery by the Paying Agent and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Securities set forth on the face of such Certificate and the denominator of which shall be the total number of Securities outstanding at that time. All Securities shall be issued in registered form and shall be numbered serially.

                  The Certificates delivered to the Underwriters at the First Time of Delivery and the Second Time of Delivery (if any) will be issued in the form of a global Certificate
or Certificates representing the Securities issued to the Underwriters, to be delivered to The Depository Trust Company, as depositary ("DTC"), by or on behalf of the Trust. Such Certificate or Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no beneficial owner of such Securities will receive a definitive Certificate representing such beneficial owner's interest in such Securities, except as provided in the next paragraph. Unless and until definitive, fully registered Certificates have been issued pursuant to the next paragraph, the Trust shall be entitled to deal with DTC for all purposes of this Agreement as the Holder and the sole holder of the Certificates and shall have no obligation to the beneficial owners thereof, and none of the Trust, the Trustees, or any agent of the Trust or the Trustees shall have any liability with respect to or responsibility for the records of DTC.

                  If DTC elects to discontinue its services as securities depository, then definitive Certificates shall be prepared by the Trust. Upon surrender of the global Certificate or Certificates accompanied by registration instructions, the Trustees shall cause definitive Certificates to be delivered to the beneficial owners in accordance with the instructions of DTC. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                  Pending the preparation of definitive Certificates, the Trustees may execute and the Paying Agent shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees with the concurrence of the Paying Agent. Every temporary Certificate shall be executed by the Managing Trustee and be authenticated by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Managing Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall authenticate and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of Securities. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

                  SECTION 5.2 Transfer of Securities; Issuance, Transfer and Interchange of Certificates. Securities may be transferred by the Holder thereof by presentation and surrender of properly endorsed Certificates at the office of the Paying Agent, accompanied by such documents executed by the Holder or his authorized attorney as the Paying Agent deems necessary to evidence the authority of the person making the transfer. Certificates issued pursuant to this Trust Agreement are interchangeable for one or more other Certificates in an equal aggregate number of Securities and all Certificates issued as may be requested by the Holder and deemed appropriate by the Paying Agent shall be issued in denominations of one Security or any multiple thereof. The Paying Agent may deem and treat the person in whose name any Security shall be registered upon the books of the Paying Agent as the owner of such Security for all purposes hereunder and the Paying Agent shall not be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this Section 5.2 hereof shall include the name and address of the record owners of the Securities and shall be closed in connection with the termination of the Trust pursuant to Section 8.3 hereof.

                  A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to the preceding paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees.

                  All Certificates cancelled pursuant to this Trust Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy cancelled Certificates.

                  The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of Securities as it may, in its discretion, deem necessary.

                  SECTION 5.3 Replacement of Certificates. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Paying Agent shall execute and deliver a new Certificate in exchange and substitution therefor upon the Holder's furnishing the Paying Agent with proper identi-fication and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided that if the Trust has terminated or is in the process of terminating, the Paying Agent, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 8.3(c) hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pur suant to this Section 5.3 hereof, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a Holder presenting a Certificate for transfer in the case of an overissue.

                                  ARTICLE VI

                          ISSUANCE OF THE CONTRACTS

                  SECTION 6.1 Execution of the Contracts. The Contracts shall be countersigned manually or in facsimile by the Managing Trustee and executed manually by each of the Sellers and shall be dated the date of execution and delivery by each of the Sellers.

                                 ARTICLE VII

                                   TRUSTEES

                  SECTION 7.1 Trustees. The Trust shall have three Trustees who shall initially be elected by the Sponsor. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next regular annual or special meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee's successor is duly elected and qualified. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Trust Agreement and shall evidence his consent by executing this Trust Agreement or a supplement hereto.

                  SECTION 7.2 Vacancies. Any vacancy in the office of a Trustee may be filled in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within thirty days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within sixty days (unless the Commission by order shall extend such period) a meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Trust Agreement. Election shall be by the affirmative vote of Holders of a majority of the Securities entitled to vote present in person or by proxy at a special meeting of Holders called for the purpose of electing any Trustee. Each individual Trustee shall be at least 21 years of age and shall not be under any legal disability. No Trustee who is an "interested person", as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in
Section 10 of the Investment Company Act. Trustees need not be Holders. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

                  SECTION 7.3 Powers. The Trust will be managed solely by the Trustees, who will, subject to the provisions of Article II hereof, have complete and exclusive control over the management, conduct and operation of the Trust's business, and shall have the rights, powers and authority of a board of directors of a corporation organized under New York law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Trust Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

                  SECTION 7.4 Meetings. Meetings of the Trustees shall be held from time to time upon the call of any Trustee on not less than 48 hours' notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

                  SECTION 7.5 Resignation and Removal. Any Trustee may resign and be discharged of the trust created by the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than 66 2/3% of the outstanding Securities, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

                  SECTION 7.6 Liability. The Trustees shall not be liable to the Trust or any Holder for any action taken or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of Securities or certificates repre-senting Securities and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust. Each Trustee shall be indemnified from the Trust Account with respect to any claim, liability, loss or expense incurred in acting as Trustee of the Trust, including the costs and expenses of the defense against any such claim or liability, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his office.

                  SECTION 7.7 Compensation. Each Trustee, other than a Trustee who is a director, officer or employee of the Sponsor, any Underwriter, or the Administrator or any affiliate thereof, shall receive a one-time, up-front fee of $______, in respect of its annual fee and anticipated out-of-pocket expenses. In addition, the Managing Trustee shall receive an additional one-time, up-front fee of $_____ for serving in such capacity. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal through the Exchange Date.

                                 ARTICLE VIII

                                MISCELLANEOUS

                  SECTION 8.1 Meetings of Holders. The Trustees shall not hold annual or regular meetings of Holders except as set forth herein. A special meeting may be called at any time by the Trustees or upon petition of Holders of not less than 51% of the Securities outstanding (unless substantially the same matter was voted on during the preceding 12 months), and shall be called as provided in Section 7.2 hereof (or as otherwise required by the Investment Company Act and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the Securities outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees). The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder. Except as otherwise specified herein or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the Securities outstanding present in person or by proxy if Holders of a majority of Securities outstanding on the record date are so represented. Each Security shall have one vote and may be voted in person or by duly executed proxy. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution. Any Investment Company owning Securities in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12(d)(1)(C) of the Investment Company Act will be required to vote its Securities in proportion to the votes of all other Holders.

                  SECTION 8.2 Books and Records; Reports. (a) The Trustees shall keep a certified copy or duplicate original of this Trust Agreement on file at the office of the Trust and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Trust Agreement at the office of the Trust and the office of the

Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

                  (b) With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a dollar amount per Security and the other information required under Section 19 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distrib ute reports as required by Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

                  (c) In calculating the net asset value of the Trust as required by the Investment Company Act, (i) the Treasury Securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees,
(ii) short-term investments having a maturity of 60 days or less will be valued at cost with accrued interest or dis count earned included in interest receivable and (iii) the Contracts will be valued on the basis of the bid price received by the Trust in respect of the Contracts, or any portion thereof covering not less than 1000 shares, from an independent broker-dealer firm unaffiliated with the Trust to be named by the Trustees who is in the business of making bids on financial instruments similar to the Contracts and with terms comparable thereto.

                  SECTION 8.3 Termination. (a) This Trust Agreement and the Trust created hereby shall terminate upon the earliest of (i) the date 90 days after the execution of this Trust Agreement if (x) the Securities have not theretofore been issued or (y) the net worth of the Trust is not at least $100.00 at such time, (ii) the date of the repayment, sale or other disposition, as the case may be, of all of the Contracts, the Treasury Securities and any other securities held hereunder, (iii) the date 10 Business Days after the Exchange Date (or, if the Contracts shall be accelerated pursuant to Article VII thereof or Section 6.2 thereof, 10 Business Days after the date on which the Trust shall receive the Shares or other consideration then required to be delivered by each of the Sellers, or the proceeds of any sale of collateral pursuant to Section 8(c) of the Collateral Agreements), and (iv) the date which is 21 years less 91 days after the death of the last survivor of all of the descendants of Joseph P. Kennedy living on the date hereof. The Trust is irrevocable, the Sponsor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Sponsor shall not operate to terminate the Trust. The death or incapacity of any Holder shall not operate to terminate this Trust Agreement, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Written notice of any termination shall be sent to Holders specifying the record date for any distribution to Holders and the time of termination as determined by the Trustees, upon which the books maintained by the Paying Agent pursuant to Section 5.2 hereof shall be closed.

                  (c) For purposes of termination under Sections 8.3(a)(ii),
(iii) and (iv) hereof, within five Business Days after such termination, the Trustees shall, subject to any applicable provisions of law, effect the sale of any remaining property of the Trust, and the Paying Agent shall distribute pro rata as soon as practicable thereafter to each Holder, upon surrender for cancellation of its Cer-tificates, its interest in the Trust Estate. Together with the distribution to the Holders, the Trustees shall furnish the Holders with a final statement as of the date of the distribution of the amount distributable with respect to each Security.

                  SECTION 8.4 Amendment and Waiver. (a) This Trust Agreement, and any of the agreements referred to in Section 2.2(a) hereof, may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Underwriters of the Securities and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; or (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel).

                  (b) This Trust Agreement may also be amended from time to time by the Trustees (or the performance of any of the provisions of the Trust Agreement may be waived) with the consent by the required vote of the Holders in accordance with Section 8.1 hereof; provided that this Trust Agreement may not be amended, without the consent by vote of the Holders of all Securities then outstanding, (i) to increase the number of Securities issuable hereunder above the number of Securities specified in Section 2.2(c) hereof or such lesser number as may be outstanding at any time during the term of this Trust Agreement, (ii) to reduce the interest in the Trust represented by Securities without the consent of the Holders of such Securities, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law, (iv) without the consent by vote of the Holders of all Securities then outstanding, if such amendment would effect a change in the voting requirements set forth in Section 8.1 hereof or this Section 8.4, or

(v) without the consent by vote of the Holders of the lesser of (x) 67% or more of the Securities represented at a special meeting of Holders, if more than 50% of the Securities outstanding are represented at such meeting, and
(y) more than 50% of the Securities outstanding, if such amendment would effect a change in Section 2.1 or 2.6 hereof.

                  (c) Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder.

                  (d) Notwithstanding subsections (a) and (b) of this Section
8.4 no amendment of this Agreement or the Agreements referred to in Section 2.2(a) hereof shall permit the Trust, the Trustees, the Administrator, the Paying Agent or the Custodian to take any action or direct or permit any Person to take any action that (i) would vary the investment of Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust, or direct or permit any action to be taken that would or could cause the Trust, not to be a "grantor trust" under the Code.

         SECTION 8.5  Accountants.

                  (a) The Trustees shall, in accordance with Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least semi-annually, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accounts based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

                  (b) The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within thirty days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in
Section 8.1 hereof, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the Securities present at a special meeting of Holders, if Holders of more than 50% of Securities outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the Securities outstanding to terminate such employment at any time without penalty.

                  (c) The foregoing provisions of this Section 8.5 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

                  SECTION 8.6 Nature of Holder's Interest. Each Holder holds at any given time a beneficial interest in the Trust Estate, but does not have any right to take title or possession of any portion of the Trust Estate. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Trust Agreement, for the Shares, the Contracts, the Treasury Securities or other assets or monies from time to time received, held and applied by the Trustees hereunder. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the certificates representing Securities shall be construed to constitute the Holders from time to time as partners or members of an association.

                  SECTION 8.7 New York Law to Govern. This Trust Agreement is executed and delivered in the State of New York, and all laws or rules of construction of the State of New York shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof.

                  SECTION 8.8 Notices. Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trust and the Trustees hereunder shall be in writing and shall be duly given if mailed or delivered to the Trust at __________________, New York, New York _____ and to each Trustee at such Trustee's address set forth beneath its signature below, or such other address as shall be specified to the other parties hereto by such party in writing. Any notice to be given to a Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent.

                  SECTION 8.9 Severability. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agree-ments, provisions and terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certifi cates, or the rights of the Holders thereof.

                  SECTION 8.10 Counterparts. This Trust Agreement may be executed in counterparts, and as so executed will constitute one agreement, binding on all of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                             GOLDMAN, SACHS & CO.

                             By:_______________________________

                             TRUSTEES:

                             ----------------------------------
                             Name:
                             Address:

                             ---------------------------------
                             Name:
                             Address:

                             ---------------------------------
                             Name:
                             Address:

                                  Schedule I

                             TREASURY SECURITIES

All terms specified are for stripped principal or interest components of
                       U.S. Treasury debt obligations.

                            FIRST TIME OF DELIVERY


PAR            ZERO-COUPON STRIP                     RATE         PRICE                 COST
------------  -------------------------------------  -----------  --------------------  -------------

------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------
------------  -------------------------------------  -----------  --------------------  -------------

SETTLEMENT DATE:

                           SECOND TIME OF DELIVERY


PAR            ZERO-COUPON STRIP                     RATE         PRICE                 COST
------------  -------------------------------------  -----------  --------------------  -------------

------------  -------------------------------------  -----------  --------------------  -------------
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

SETTLEMENT DATE:

                                                                      Exhibit A


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Estee Lauder Automatic Common Exchange Security Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of
         DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. This certificate may be exchanged by an authorized representative of DTC in whole or in part for securities in definitive form, registered in the names of such holders as such representative of DTC shall specify, in which case, a new certificate will be issued in the name of Cede & Co. (or in such other name as is requested by such authorized representative of DTC) representing the securities not issued in definitive form.

THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT REFERRED TO BELOW TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND.

               $____ TRUST AUTOMATIC COMMON EXCHANGE SECURITIES

            ESTEE LAUDER AUTOMATIC COMMON EXCHANGE SECURITY TRUST

                                                        CUSIP NO. ___________

NO. ____________                                          ____________ SHARES


THIS CERTIFIES THAT CEDE & CO. IS THE RECORD OWNER OF ____________ $____ TRUST AUTOMATIC COMMON EXCHANGE SECURITIES OF Estee Lauder AUTOMATIC COMMON EXCHANGE SECURITY TRUST CONSTITUTING FRACTIONAL UNDIVIDED INTERESTS IN Estee Lauder AUTOMATIC COMMON EXCHANGE SECURITY TRUST, A TRUST CREATED UNDER THE LAWS OF THE STATE OF NEW YORK PURSUANT TO A TRUST AGREEMENT BETWEEN GOLDMAN, SACHS & CO. AND THE TRUSTEES NAMED THEREIN. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT TO

WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S ADMINISTRATOR AND PAYING AGENT, __________________, NEW YORK, NEW YORK _____. THIS CERTIFICATE IS TRANSFERABLE AND INTERCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY

ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.



                  THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.


                  WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.




                                            Estee Lauder Automatic Common
                                            Exchange Security Trust

DATED:  June __, 1998

                                            By
                                               ------------------------------
                                                      Managing Trustee


COUNTERSIGNED:

--------------------,
  as Paying Agent

By
   ------------------------------
         Authorized Signature

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